Exhibit 8.3

Frazier Lifesciences Acquisition Corp. Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands 4 August 2022

Campbells LLP

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

D +1 345 914 5879

T +1 345 949 2648

E jreilly@campbellslegal.com

campbellslegal.com

Our Ref: SDT/JLR/19178-35999

Your Ref:

CAYMAN | BVI | HONG KONG

Dear Sirs

Frazier Lifesciences Acquisition Corp. (the “Company”)

We have acted as Cayman Islands counsel for the Company in connection with the registration statement on Form F-4 prepared by NewAmsterdam Pharma Company B.V., a private company with limited liability incorporated under the laws of the Netherlands (which will be converted into a Dutch public limited liability company) (“Holdco”), including all amendments or supplements thereto, and filed with the United States Securities and Exchange commission under the United States Securities Act of 1933 (the “Act”), as amended, (including its exhibits, the “Registration Statement”) filed in connection the business combination contemplated by the business combination agreement dated as of 25 July 2022 by and among the Company, Holdco, NewAmsterdam Pharma Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands, and New Amsterdam Pharma Investment Corporation, a Cayman Islands exempted company and wholly owned subsidiary of Holdco (the “Merger Sub”), pursuant to which several transactions will occur, and in connection therewith, the Company will merge with Merger Sub (with the Company being the surviving company) and the Company will become a wholly owned subsidiary of Holdco.

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

For the purposes of giving this opinion, we have examined the documents and instruments listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted by the courts of the Cayman Islands at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1

The statements under the caption “Material Cayman Islands Tax Considerations” in the Registration Statement, insofar as such statements constitute a summary of Cayman Islands law, fairly summarise in all material respects such legal matters and are the opinion of Campbells LLP.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction, who may rely upon this opinion as if addressed to them, and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”.

Yours faithfully

/s/ Campbells LLP

Campbells LLP

Schedule 1

List of Documents Examined

1	The Registration Statement; and

2	Such other documents as we have considered necessary for the purposes of rendering this opinion.

Schedule 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions:

1

All original documents are authentic, all copies are complete and conform to their originals and conform in every material respect to the latest drafts of the same produced to us, all signatures and seals are genuine, all documents purporting to be sealed have been so sealed, and, with respect to electronic signatures, that: (i) the means of creating the electronic signatures is linked to the signatory and to no other person; (ii) the means of creating the electronic signature was, at the time of signing, under the control of the signatory; (iii) no alteration to the electronic signature has been made after the time of signing; and (iv) any alteration made to the documents executed by way of an electronic signature after the time of signing is detectable.

2

Where the Registration Statement has been provided to us in draft or undated form, that Registration Statement has been filed by all parties in materially the form provided to us and, where we have been provided with successive drafts of the Registration Statement marked to show changes from a previous draft, all such changes have been accurately marked.

3

Each of the parties referred to in the Registration Statement other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

4	None of the opinions expressed hereunder will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands.

Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1

In the event that documents are executed in or brought within the jurisdiction of the Cayman Islands (e.g. for purposes of enforcement or obtaining payment), stamp duty of a nominal amount may be payable on the original thereof and any counterparts thereof.

5